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                                                                    EXHIBIT 10.2

                        DATED the 15th day of JUNE 1997





                                    BETWEEN


                          DSL ENTERTAINMENT GROUP INC

                          T/A TEAM ENTERTAINMENT GROUP

                                      AND

                        BEYOND DISTRIBUTION PTY LIMITED



                                "BEYOND PACKAGE"

                             DISTRIBUTION AGREEMENT






                              Beyond Films Limited
                             53-55 Brisbane Street
                              Surry Hills NSW 2010

                             Phone: (02) 9281 1266
                              Fax: (02) 9281 1276
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THIS AGREEMENT is dated the 15th day of June 1997


PARTIES:

1. DSL ENTERTAINMENT GROUP INC trading as trading as TEAM ENTERTAINMENT GROUP OF 12300 Wilshire Boulevard, Suite 400, California 90025 United States of America ("Team").

2. BEYOND DISTRIBUTION PTY LTD (ACN 003 019 501) whose registered office is at 53-55 Brisbane Street, Surry Hills NSW 2010 Australia ("Beyond").

WHEREAS:

The parties desire that Beyond appoints Team as the distributor of the Programs specified in Schedule 1 in the Territory and for the License Period specified in Schedule 2 of this Agreement (which expression includes the Schedules hereto) and upon the terms and conditions set out hereunder:

NOW IT IS HEREBY AGREED THAT:

1. Beyond appoints Team as the exclusive distributor of the Programs in the Territory for the Distribution Period.

2. During the Distribution Period, Team shall be entitled but not obliged to cause the broadcast of the Programs throughout the Territory an unlimited number of times by all means of television whether now known or hereafter invented and whether free or pay ("the Television Rights").

3. Team shall be entitled to cause the broadcast of the Programs by local broadcasters in each country comprising the Territory in both the original language of the Programs and any official language of the country within the Territory.

4. In consideration for the grant of the Television Rights by Beyond, Team hereby agrees to pay Beyond by wire transfer to Beyond's nominated account, seven equal monthly instalments of $US156,285.71 each, commencing on 1 December 1997 being a total amount of $US1,094,000 ("the Distribution Advance").

5. Beyond shall deliver to Team the Delivery Items set out in Schedule 3 hereto as soon as practicable and in accordance with Schedule 3 after the signature of this Agreement ("Delivery").

        Upon Team's receipt of the Delivery Items, it shall have a period of time not to exceed thirty (30) days in which to check the technical standard of the Delivery Items -- Picture Elements and ensure they are in first class condition suitable for broadcast and shall review all Delivery Items -- Documentation comprising requisite clearance materials to ensure good chain-of-title has been established.

        Beyond agrees to provide by way of loan to Team, all tape masters and Team hereby agrees to return the tape masters to Beyond within forty five (45) days of Team's receipt thereof. Any technically deficient tape masters will be replaced by Beyond within thirty (30) days of notice of such defect or deficiency.


6. Team shall be entitled to reformat or otherwise edit or alter the Programs as it deems fit and to exploit the component segments comprising the Programs within the
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        Television Rights it being acknowledged and agreed that Team shall in no way denigrate from the editorial integrity of the Programs in carrying out such reformatting or editing or delete or omit any credits which are the contractual obligation of Beyond.

7.      (a)     Team shall submit a precis of any proposed agreement relating to the exploitation of the Programs for approval by Beyond such approval not to be unreasonably withheld prior to Team entering into such an agreement and shall also, upon request, provide
                Beyond with a copy of the agreement or proposed agreement or any related agreement forthwith upon request. The precis shall contain the following information:

                (i)     the name of the proposed sub-licensee;

                (ii) the nature (including the territories and media) and duration of the rights proposed to be granted;

                (iii) full details of any other Program(s) being licensed or sold in the same or any related acquisition;

                (iv) the amount of the proposed advances (if any), fees, commission, any other consideration whatsoever and the terms of payment;

                (v)     any expenses proposed to be incurred; and

                (vi) the proportion that moneys (or any other consideration) paid for the Programs represent to the moneys (or any other consideration) paid for any other Program(s) being licensed or sold in the same or any related acquisition;

                Upon receipt of all of the above information, Beyond shall have five (5) working days to indicate whether or not it approves of the above provided that if Beyond does not respond to Team within five (5) working days Team is entitled to assume that such terms are approved.

        (b) Team shall represent the Programs actively in the Territory consistent with good business judgment and sound commercial practice and shall use best endeavours to obtain the best possible price for the Programs (whether the Programs are sold separately or as a package or with other programs) and shall use its best endeavours to obtain similar obligations from licensees, distributors or agents to whom its grants rights in respect of the Programs;

        (c) Team shall consult with Beyond in respect of its marketing plans throughout the Territory;

        (d) Team shall be entitled to receive a commission of 15% of Net Proceeds (which expression means all proceeds actually received by Team for distributing the Programs) ("Commission") received to date. The Commission shall be inclusive of all costs, expenses, commissions, licence fees or other fees deducted by any sub licensees, agents or distributors as well as any taxes (including withholding tax), levies or any other monies deducted at source and Team shall not be entitled to any further payments in respect of the same. Once Team has received the Commission on Net Proceeds to date it shall not be entitled to the Commission in respect of any further Net Proceeds which shall thereafter be apportioned in accordance with Clause 7(e) and (f).

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        (e)     After recoupment of its Commission, Team shall also be entitled to recoup dubbing costs relating the Programs from Net Proceeds provided those dubbing costs are approved in advance by Beyond. Dubbing costs of $US22.00 per minute for dubbing those Programs not already dubbed into Spanish and provided to Team by Beyond, are pre-approved. Thereafter Team shall be entitled to retain Net Proceeds until Team has recouped an amount equal to the License Fee of $US1,094,000.

        (f) Thereafter, Net Proceeds will then be apportioned between Beyond and Team pro rata and pari passu in the proportion 50:50.

        (g) Subject to clause 7(e) the costs of all foreign language versions of the Programs shall be borne solely by Team. Team shall indemnify and hold Beyond harmless from any claims, loss, damage or expense arising out of or in connection with the dubbing or subtitling of the Programs.

        (h) Team shall ensure that copyright in all foreign language versions of the Programs and in all subtitles created pursuant to this clause shall vest in Beyond and in that regard Team hereby assigns by way of present assignment of present and future copyright all right, title and interest in the copyright of all foreign language versions and/or subtitles created in respect of the Programs.

        (i) Beyond may on thirty (30) days written notice inspect the books of Team relating to the Programs and make reasonable copies (at Beyond's expense) of relevant passages of such books for further examination and audit the books of Team through a reputable firm of accountants once per year during the License Period. The costs of such audit shall be at the expense of Beyond other than where the audit discloses an underpayment of 5% of revenues in which case the full costs of the audit shall be paid by Team. The equivalent of any underpayment or overpayment disclosed by such audit shall be remitted to Beyond within fourteen (14) days of written notice by Beyond.

8.      Beyond represents and warrants as follows:

        (a) It is a properly registered corporation under the laws of New South Wales and it is fully empowered to enter into this Agreement in its own name and to grant the Television Rights to Team.

        (b) Team's use of the Television Rights shall in no way interfere with or derogate from any rights of third parties with respect to the Programs.

        (c) Nothing contained in the Programs is defamatory or otherwise in breach of any third party's rights including copyright.

        (d) Beyond shall not hereafter grant to any third party any rights in the Programs which conflict with the Television Rights during the License Period.

9. Team's right to distribute the Programs shall terminate forthwith in the event that:

        (a) Team is in breach of this Agreement and (provided the breach is one capable of remedy) the breach is not remedied within thirty
                (30) days of written notice to Team; or

        (b) Team is insolvent, goes into liquidation, receivership, makes an arrangement with its creditors or the equivalent of one of these events occurs in any jurisdiction.

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10.     The parties do hereby and shall at all times indemnify and save harmless the other party from and against any and all claims, liabilities, demands and causes of action or against any loss or damage or expenses (including legal fees) suffered by them arising out of or relating to any breach of the warranties contained in this Agreement or any act or omission by the other party in relation to the Programs.

11. This Agreement enures to the benefit of and is binding upon each of the parties and their respective successors and permitted assigns but neither the rights nor the obligations of the parties under this Agreement may be voluntarily novated or assigned, in whole or in part, by any party to any person without the prior written consent of the other PROVIDED THAT Beyond shall be entitled to assign or novate this Agreement to any associated or subsidiary company and if requested Team shall do any further act and execute any further agreement to give full effect to this clause.

12. This Agreement shall be governed by the laws of New South Wales and subject to the non-exclusive jurisdiction of the New South Wales courts. Any dispute arising out of or in connection with this Agreement may also be referred by the party alleging breach to arbitration in New South Wales of a single arbitrator nominated by the President for the time being of the Law Society of New South Wales.



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IN WITNESS WHEREOF this Agreement has been executed by the parties hereto the day and year first hereinbefore mentioned.


Signed for and on behalf of     )
DSL ENTERTAINMENT               )
GROUP INC trading as TEAM       )        /s/ DREW LEVIN
ENTERTAINMENT                   )        ----------------------------------
in the presence of              )        Authorised signatory of DSL
                                         ENTERTAINMENT GROUP INC trading as
                                         TEAM ENTERTAINMENT
/s/ ELLIE L. BOZZONE
---------------------------
Witness


Signed for and on behalf of     )
BEYOND DISTRIBUTION PTY         )        /s/ M. BORGLUND
LIMITED (ACN 003 019 501)       )        ----------------------------------
in the presence of:             )        Authorised signatory of BEYOND
                                         DISTRIBUTION PTY LIMITED


/s/
---------------------------
Witness





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                                   SCHEDULE 1


                                  THE PROGRAMS














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                                                                  BEYOND LIBRARY
BACKLASH
2 HOURS
BACKLASH - a taut drama of mystery and intrigue, set in the spectacular scenery of the Australian outback. The story of a hardened street wise cop and a young female rookie who take a prisoner back to a small outback town to stand trial. The prisoner is beautiful black girl, charged with murder. They decide to take a short cut and the unlikely trio get stranded in the outback. They soon come to the realisation that someone, or something, has been following them.

DEAR CARDHOLDER
2 HOURS
A romantic comedy about an office clerk-cum-computer whiz who gets caught in a whirlwind of easy credit, romance and huge debt.

JILTED
2 HOURS.
A contemporary love story; set on a wild and isolated island. He is working at a small tourist resort escaping from a torn past. She is running from a failed marriage. Neither wants to take another chance. Yet, despite themselves, they do.

KIDEO!
13 x HALF HOURS
KIDEO! is a challenging television series unique in its approach to show children 6-12 years of age that basic facts ARE to be questioned and science IS fun. KIDEO! encourages children to think and do as much for themselves as possible. The 13 half hour episodes cover everyday facts of life and include a diverse range of topics such as Gravity, the Sun, Navigation, Ecology and Art. There are various characters who present the questions and demonstrate the answers in a practical and entertaining way. KIDEO! proves it's cool to be clever.

GLAD RAGS
13 x HALF HOUR
Lizzie Forbes is a 13-year-old with a vivid imagination who lives with her mother above their costume hire shop "Glad Rags". When a crooked property developer tries to take over their building, Lizzie and her young neighbours outwit him at every turn.

BURNED BRIDGE
13 x 1 HOUR
STARRING CATE BLANCHETT, THE LEAD IN GILLIAN ARMSTRONG'S OSCAR AND LUCINDA BURNED BRIDGE deal with the mystery surrounding the death of an Aboriginal girl and the doubts concerning the guilt of her boyfriend, convicted of her murder.

It is also a love story between the two people convinced of his innocence -
their growing relationship must survive hostility from both the white and black communities and the obstacles of their different backgrounds, attitudes and cultures.
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                                                                  BEYOND LIBRARY

Set in a small coastal town against the turmoils of murder, mystery and romance, Burned Bridge also follows the people from this seaside community and their battle to restructure their own way of life. Their struggle to restore their self-esteem towards a positive future, despite the obstacles in their path.

MERCURY
2  HOUR TELEMOVIE LEAD INTO 12 X ONE HOUR SERIES
STARRING GEOFFREY RUSH, 1997 BEST ACTOR ACADEMY AWARD WINNER
MERCURY is set in the cut-throat world of print journalism, centering on the quality Sunday broadsheet - The Sunday Mercury. About real people and real journalists in the 90's, the series follows the reporters as they chase the stories - on the streets, in the political back rooms and in the newsroom. Mercury enters the world of a tribal group obsessed with one thing: getting their stories in the paper.

NAKED
6X1 HOUR SERIES
PRODUCED BY JAN CHAPMAN, AWARD WINNING PRODUCER OF THE PIANO
STARRING HUGO WEAVING, STAR OF PRISCILLA, QUEEN OF THE DESERT
NAKED - STORIES OF MEN is a six part anthology series produced by Jan Chapman, the award-winning producer of The Piano. Produced for the ABC (Australian Broadcasting Corporation), this is a series in which men reveal themselves. Six writers were commissioned to write about something which each believed to be absolutely truthful and heartfelt, and to lay their emotions bare. The result is a series which is emotional, surprising, sometimes funny, and subjective - a celebration of modern men's real lives with all their complexities. It is a chance for men to make unmediated expressions of their private worlds - a true insight into what it means to be a man in the 1990's.

BREAD AND ROSES
4x1 HOUR MINI SERIES
BREAD AND ROSES is the story of Sonja Davies, a courageous woman who triumphs against overwhelming odds to make an extraordinary life.

Set in New Zealand and spanning 20 years, this moving drama begins during World War II when Sonja falls in love with a young American soldier who is sent away to fight in the Pacific. Pregnant and unwed, Sonja learns that he will not return and once her daughter Penny is born, she returns to nursing to support her new life.

Sonja becomes ill and during her recuperation in hospital she rekindles a relationship with an old boyfriend, Charlie, who devotes himself to helping her recover. They marry and are reunited with Penny to become a family. In building their future together, Sonja and Charlie experience great difficulties with short sighted officialdom and become active in local politics. A pacifist by inclination, Sonja finds her political strength amongst women and those with socialist principles, and she struggles to ensure that others will share in the peace and prosperity of a post war New Zealand.

Bread And Roses is a four hour mini-series that combines power and confrontation in politics, love and commitment in relationships - Sonja is a woman who has a passion to survive.

THE RIVER KINGS
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                                                               BEYOND LIBRARY

4x1 hours
A spectacular four hour drama for audiences of all ages. Set in the 1920s amongst the lower reaches of the wide and languid River Murray. The River King is a powerful and emotional story of a boy working on the old river steamers - battling to survive and struggling to reunite his family. A funny, sad, romantic series peopled with rich, warm, humorous characters and filled with images of great comedy, great drama and tragedy.

TYPHON'S PEOPLE
4X1 HR.
STARRING GREG WISE, LEAD IN SENSE IN SENSIBILITY
In the shadowy world of genetic research some secrets can be worth more than life itself. Just as he is about to unveil his results, scientist David Typhon is assassinated. International powers zero in on his closely-guarded research station in remote New Zealand.

Half a world away, Cato Macgill is irresistibly drawn to trace the threads which link him, body and soul, to Typhon's bizarre experiment. Who are these perfect children, these eerily perfect people? What sinister powers do they possess? And how is he connected to them? Aided by the beautiful and mysterious Maia Macgill sets out on a deadly quest to uncover the haunting truth about Typhon's People.

RAW FM
2 HOUR TELEMOVIE LEAD INTO 12 X ONE HOUR
A DRAMA SERIES WITH 90'S MUSIC
AND 90'S ATTITUDE
99.9 Raw FM is a community radio station created for youth by youth. It's about a group of young people and their music, having to deal with fame, power, authority and the search for personal identity. It's a drama . . . with attitude.
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                                   SCHEDULE 2

                                 THE TERRITORY

LATIN AMERICA which means Anguilla, Antigua, Argentina, Aruba, Bahamas, Barbados, Barbuda, Belize, Bermuda, Bolivia, Brazil, British Virgin Islands, Cayman Islands, Chile, Columbia, Costa Rica, Cuba, Dominica, Dominican Republic, Ecuador, El Salvador, French Guyana, Grenada, Grenadines, Guadeloupe, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique, Mexico, Montserrat, Netherlands Antilles, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, St. Christopher, St. Lucia, St. Kitts & Nevis, St. Vincent, Surinam, Trinidad and Tobago, Turks and Caicos Islands, Uruguay, US Virgin Islands and Venezuela;

Save for in respect of the following Programs where the following Latin American countries are excluded for the period of time and for the Television Rights indicated:

TYPHON'S PEOPLE (SERIES)

Costa Rica                      Free TV                 until 3/12/97

Venezuela                       Free TV                 until 7/4/99


TYPHON'S PEOPLE (TELEMOVIE)

Bolivia                         Free TV                 until 31/8/01


BREAD & ROSES

Costa Rica                      Free TV                 until 3/12/97

Venezuela                       Free TV                 until 7/4/99



                               THE LICENCE PERIOD

Five years commencing on 15 June 1997 and ending on 14 June 2002.





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